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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

            NAME                                  JURISDICTION OF INCORPORATION
-----------------------------                     -----------------------------

Acumedia Manufacturers, Inc.                      Maryland
Blue Ridge Pharmaceuticals, Inc.                  Delaware
Cardiopet Incorporated                            Delaware
IDEXX Distribution Corporation                    Delaware
IDEXX Europe B.V.                                 The Netherlands
IDEXX Food Safety Net Services, Inc.              Delaware
IDEXX GmbH                                        Germany
IDEXX Informatics, Inc.                           Delaware
IDEXX Laboratories B.V.                           The Netherlands
IDEXX Laboratories Canada Corporation             Canada
IDEXX Laboratories Foreign Sales Corporation      U.S. Virgin Islands
IDEXX Laboratories Italia S.r.l.                  Italy
IDEXX Laboratories, KK                            Japan
IDEXX Laboratories, Limited                       England and Wales
IDEXX Laboratories (NZ) Limited                   New Zealand
IDEXX Laboratories Pty. Ltd.                      Australia
IDEXX Laboratories, S. de R.L. de C.V.            Mexico
IDEXX Laboratories, S.L.                          Spain
IDEXX Laboratories (Taiwan) Inc.                  Taiwan R.O.C.
IDEXX Logistique et Scientifique Europe S.A.      France
IDEXX Management Services Europe S.A.             France
IDEXX S.A.R.L.                                    France
IDEXX Scandinavia A.B.                            Sweden
IDEXX Service, S.A. de C.V.                       Mexico
IDEXX Veterinary Services, Inc.                   Delaware
VetConnect, Inc.                                  Delaware
TD Acquisition Corp.                              Delaware



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